UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2009

First Trinity Financial Corporation
 (Exact name of registrant as specified in its charter)

Oklahoma	000-52613	34-1991436
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7633 E 63rd Place, Suite 230, Tulsa, OK	74133
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Employment Agreement

On April 18, 2009, First Trinity Financial Corporation entered into an employment agreement with its Chief Financial Officer, William S. Lay. For additional information related to the Employment agreement see item 5.02 and Exhibit 10.1 which is being filed with this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

On April 18, 2009, First Trinity Financial Corporation (the “Company”) entered into a three year Employment Agreement (the “Agreement”) with William S. Lay, the Company’s Chief Financial Officer, Secretary and Treasurer, (the Employee”). Employee was currently employed as Chief financial Officer, Secretary and Treasurer. There was no prior employment agreement with Mr. Lay.

Under the Agreement the Employee will be employed for a period of twelve months beginning January 1, 2009 as Chief Financial Officer and thereafter for 24 months in such other position(s) as the Employee and the Company may agree. During year one for his services up to full time, the Employee is entitled to the greater of an annual base salary of $125,000 or an amount that makes Employee the second highest paid employee of the Company and its subsidiaries, excluding any subsidiaries acquired after January 1, 2009; during year two of the agreement Employee will receive an amount equal to 50% of the amount paid in year one of the agreement for up to 750 hours of services and during year three of the agreement Employee will receive 50% of the amount paid in year two of the agreement for up to 375 hours of services. Employee is eligible for an annual bonus at the discretion of the compensation committee and the board of directors. Employee will be entitled to severance benefits. If the Employee’s employment is terminated for any reason other than cause, death or disability or Employee terminates his employment for cause, then the Employee is entitled to a single lump sum cash payment equal to the greater of the current year’s base salary or the unpaid balance of the cumulative annual base salary which would have been payable to employee through December 31, 2011. The Agreement also provides that the Company will reimburse Employee for business expenses and allows him to participate in its regular benefit programs.

The foregoing description of the Employment Agreement is a summary only and is qualified in its entirety by reference to the Employment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement between First Trinity Financial Corporation and William S. Lay dated April 18, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Trinity Financial Corporation

Date: April 22, 2009	By:	s/s Gregg Zahn

Gregg Zahn
President and Chief Executive Officer

EXHIBIT INDEX

10.1	Employment Agreement between First Trinity Financial Corporation and William S. Lay dated April 18, 2009.